UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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The Pep Boys—Manny, Moe & Jack

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THE PEP BOYS—MANNY, MOE & JACK
3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

It is our pleasure to invite you to Pep Boys 2005 Annual Meeting. This year’s meeting will be held on Wednesday, June 8, 2005, at the Hilton Philadelphia City Avenue, 4200 City Avenue, Philadelphia, Pennsylvania. The meeting will begin promptly at 9:00 a.m.

At the meeting, shareholders will act on the following matters:

(Item 1)	The election of the full Board of Directors for a one-year term.

(Item 2)	The approval of the appointment of our independent auditors.

(Item 3)	A shareholder proposal regarding our Shareholder Rights Plan, if presented by its proponent.

The shareholders will also consider any other business that may properly come before the meeting. The attached proxy statement provides further information about the matters to be acted on at the meeting.

All shareholders of record at the close of business on Friday, April 8, 2005 are entitled to vote at the meeting and any postponements or adjournments. Whether or not you plan to attend the meeting, please make sure that your shares are represented by signing and returning the enclosed proxy card.

Brian D. Zuckerman
Secretary

April 26, 2005

THE PEP BOYS—MANNY, MOE & JACK
3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132

PROXY STATEMENT

TABLE OF CONTENTS

GENERAL INFORMATION	1
SHARE OWNERSHIP	3
(ITEM 1) ELECTION OF DIRECTORS	5
What is the makeup of the Board of Directors?	5
Retirees	5
Nominees for Election	5
Corporate Governance	6
Meetings and Committees of the Board of Directors	7
Can a shareholder nominate a candidate for director?	7
How are candidates identified and evaluated?	8
How are directors compensated?	8
Report of the Audit Committee of the Board of Directors	9
Independent Auditor’s Fees	10
EXECUTIVE COMPENSATION	11
Summary Compensation Table	11
Employment Agreements with the Named Executive Officers	12
Stock Option Grants	13
Stock Option Exercises and Holdings	13
Human Resources Committee Interlocks and Insider Participation	13
Performance Graph	14
Report of the Human Resources Committee of the Board of Directors on Executive Compensation	15
Pension Plans	16
(ITEM 2) PROPOSAL TO APPROVE THE APPOINTMENT OF INDEPENDENT AUDITORS	17
(ITEM 3) SHAREHOLDER PROPOSAL REGARDING OUR SHAREHOLDER RIGHTS PLAN	18
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	20
COST OF SOLICITATION OF PROXIES	20
PROPOSALS OF SHAREHOLDERS	21
ANNUAL REPORT ON FORM 10-K	21
AUDIT COMMITTEE CHARTER	A-1

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors for use at this year’s Annual Meeting. The meeting will be held on Wednesday, June 8, 2005, at the Hilton Philadelphia City Avenue, 4200 City Avenue, Philadelphia, Pennsylvania and will begin promptly at 9:00 a.m. This proxy statement, the foregoing notice and the enclosed proxy card are being sent to shareholders on or about April 26, 2005.

What is the purpose of the meeting?

At the meeting, shareholders will vote on:

•	The election of directors

•	The approval of the appointment of our independent auditors

•	A shareholder proposal regarding our Shareholder Rights Plan, if presented by its proponent

In addition, we will report on our business operations and will answer questions posed by shareholders.

Who may vote at the meeting?

Common stock is the only class of stock that Pep Boys has outstanding and is referred to in this Proxy Statement as “Pep Boys Stock.” You may vote those shares of Pep Boys Stock that you owned as of the close of business on the record date, April 8, 2005. As of the record date, 57,473,463 shares were outstanding. As of the record date, 2,195,270 of the outstanding shares were held by The Pep Boys—Manny, Moe & Jack Flexitrust. This flexible employee benefits trust was established on April 29, 1994 to fund a portion of our obligations arising from various employee compensation and benefit plans. Shares held for participating employees under the Flexitrust will be voted as directed by written instructions from the participating employees.

What are the voting rights of Pep Boys’ shareholders?

Each shareholder is entitled to vote cumulatively in the election of directors and to one vote per share on all other matters. Cumulative voting entitles each shareholder to the number of votes equal to the number of shares owned by the shareholder multiplied by the number of directors to be elected. Accordingly, a shareholder may cast all of his votes for one nominee for director or allocate his votes among all the nominees.

How do I vote before the meeting?

If you complete and sign the enclosed proxy card and return it prior to meeting, your shares will be voted as you direct. If you sign and return a proxy card prior to the meeting that does not contain instructions, your shares will be voted:

•	FOR election of the nominated slate of directors, subject to the proxies’ discretion to cumulate votes

•	FOR the approval of the appointment of our independent auditors

•	AGAINST the shareholder proposal regarding our Shareholder Rights Plan

Can I vote at the meeting?

You may vote your shares at the meeting if you or your authorized proxy attends the meeting. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy by completing, signing and returning the enclosed proxy card to us prior to the meeting.

Can I change my vote after I return my proxy card?

Yes. You may revoke your proxy at any time prior to its exercise at the meeting by delivering either a written revocation notice or another signed proxy card with a later date to our corporate Secretary. You may also change your vote by attending the meeting, requesting that your previously delivered proxy card be revoked and then voting in person.

How many votes must be present to hold the meeting?

In order to hold the meeting, a majority of the shares of Pep Boys Stock outstanding on the April 8, 2005 record date must be present at the meeting. The presence of such a majority is called a quorum. Since 57,473,463 shares were outstanding on the record date, at least 28,736,732 shares must be present to establish a quorum.

Your shares are counted as present at the meeting if you attend and vote in person or if you properly return a proxy card. Abstentions will be counted as present for the purpose of determining whether there is a quorum for all matters to be acted upon at the meeting.

On routine matters, brokers who hold customer shares in “street name” but have not timely received voting instructions from such customers have discretion to vote such shares. Accordingly, the presence of such votes at the meeting will be included in determining whether there is a quorum for (Item 1) and (Item 2). A broker non-vote occurs when a brokerage firm holding a customer’s shares in street name has not received voting instructions from such customer with respect to a non-routine matter to be voted upon (for example, a shareholder proposal). Accordingly, broker non-votes will not be counted as present for the purpose of determining whether there is a quorum for (Item 3).

How many votes are needed to elect directors?

The nine nominees receiving the highest number of “For” votes will be elected as directors. This number is called a plurality. Shares not voted for a particular director, due to proxy cards marked “withhold authority,” abstentions or otherwise, will not be counted as voted for the indicated director(s), but will be counted in determining whether there is a quorum.

How many votes are needed to approve the other matters to be acted on at the meeting?

Each of the other matters must be approved by a majority of the votes cast on such matter.

What are the Board of Directors’ recommendations?

Unless you give other directions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

The Board recommends a vote:

•	FOR election of the nominated slate of directors, subject to the proxies’ discretion to cumulate votes

•	FOR the approval of the appointment of our independent auditors

•	AGAINST the shareholder proposal regarding our Shareholder Rights Plan

We have not received proper notice of, and are not aware of, any other matters to be brought before the meeting. If any other matters properly come before the meeting, the proxies received will be voted in accordance with the discretion of the proxy holders named on the proxy card.

A note about certain information contained in this Proxy Statement

Filings made by companies with the Securities and Exchange Commission (SEC) sometimes “incorporate information by reference.” This means that the company is referring you to information that has previously been filed with the SEC and that such information should be considered part of the filing you are then reading. The Audit Committee Report, the Human Resources Committee Report and Performance Graph contained in this Proxy Statement are not incorporated by reference into any other filings with the SEC.

SHARE OWNERSHIP

Who are Pep Boys’ largest shareholders?

Based solely on a review of filings with the SEC, the following table provides information about those shareholders that beneficially own more than 5% of the outstanding shares of Pep Boys Stock.

Name	Number of Shares Owned	Percent of Outstanding Shares
FMR Corp. 82 Devonshire Street, Boston, Massachusetts 02109[1]	7,817,930	13.60%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401[2]	3,901,255	6.79%

Glen J. Krevlin Krevlin Advisors, LLC 598 Madison Avenue 12th Floor New York, NY 10022[3]	3,128,200	5.44%

American Express Trust Company 928 AXP Financial Center Minneapolis, MN 55474[4]	2,916,234	5.07%

[1]	Based upon information disclosed in a Schedule 13G/A dated February 14, 2005.
[2]	Based upon information disclosed in a Schedule 13G/A dated February 9, 2005. Dimensional Fund Advisers Inc. disclaims beneficial ownership of such shares.
[3]	Based upon information disclosed in a Schedule 13G dated January 18, 2005.
[4]	Based upon information disclosed in a Schedule 13G dated February 11, 2005. American Express Trust Company, the trustee of certain Pep Boys retirement plans, which beneficially own shares, disclaims beneficial ownership of such shares.

How many shares do Pep Boys’ directors and executive officers own?

The following table shows how many shares the nominees for election as directors and executive officers named in the Summary Compensation Table found on page 11 beneficially owned on April 8, 2005. The address for each of such individuals is 3111 West Allegheny Avenue, Philadelphia, PA 19132.

Name	Number of Shares Owned[1]	Percent of Outstanding Shares
Benjamin Strauss[2]	800,869	1.39%
Lawrence N. Stevenson	758,172	1.30%
Mark L. Page	236,511	+
Harry F. Yanowitz	234,648	+
Hal Smith	126,980	+
William Leonard	26,000	+
Peter A. Bassi	21,000	+
Jane Scaccetti	19,950	+
Malcolmn D. Pryor	19,500	+
John T. Sweetwood	19,070	+
M. Shân Atkins	3,500	+
Robert H. Hotz	1,500	+
George Babich, Jr.[3]	13,148	+
All nominees and current executive officers as a group (13 people)	2,297,300	3.91%

+	Represents less than 1%.
[1]	Includes shares for which the named person has sole voting and investment power and non-voting interests including restricted stock units and deferred compensation accounted for as Pep Boys Stock. Also includes the following shares that can be acquired through stock option exercises through June 7, 2005: Strauss – 23,700; Stevenson – 627,724; Page – 222,100; Yanowitz – 58,000; Smith – 74,000; Leonard – 4,000; Bassi – 16,000; Scaccetti – 12,000; Pryor – 18,500; Sweetwood – 16,000; Atkins – 3,000; Hotz – 1,500; and as a group – 1,086,524.
[2]	These amounts include the following shares for which Mr. Strauss has sole voting and investment power:
• 66,384 shares owned by a trust in which Mr. Strauss has a beneficial interest
• 49,036 shares owned in custody or trust for the benefit of Mr. Strauss’ minor child
These amounts also include the following shares for which Mr. Strauss may be deemed to have shared voting and investment power, but disclaims beneficial interest:
• 217,600 shares owned by The Strauss Foundation, a non-profit charitable foundation, of which Mr. Strauss is a co-trustee
• 1,931 shares owned by Mr. Strauss’ spouse
[3]	Mr. Babich’s beneficial ownership is reported as of January 7, 2005, the date of his retirement from Pep Boys.

(ITEM 1)    ELECTION OF DIRECTORS

What is the makeup of the Board of Directors?

Our Board of Directors currently has ten members. Each director stands for election every year.

Retirees

J. Richard Leaman, who has faithfully served on the Board since 1991, will be retiring as of the Annual Meeting date. At the direction of the Board of Directors, the Nominating and Governance Committee, with the assistance of a third-party independent search firm, is seeking to identify qualified candidates to fill the vacancy on the Board of Directors that will occur upon Mr. Leaman’s retirement.

Nominees for Election

The Board of Directors proposes that the following nominees be elected. If elected, each nominee will serve a one-year term expiring at the 2006 Annual Meeting and until such director’s successor has been duly elected and qualified. Each of the nominees has consented to serve, if elected. Unless contrary instructions are given, the proxy holders named on the enclosed proxy card will vote for the election of these nominees, reserving the right to cumulate votes. If any nominee becomes unavailable to serve as a director, the proxy holders will vote for the election of any substitute nominee designated by the Board.

The directors standing for re-election are:

Benjamin Strauss     Director since 1970

Mr. Strauss, 68, is a director of The Strauss Foundation, a non-profit charitable organization. He was an executive officer of Pep Boys until 1992 and then served as a part-time consultant to Pep Boys until 1997.

Malcolmn D. Pryor     Director since 1994

Mr. Pryor, 58, is Vice Chairman of Wellspring Bio Capital, LLC and a principal of Pryor, Doley Securities, a division of Doley Securities, a NYSE-member firm. From 1981 through 2004, Mr. Pryor was a principal of Pryor, Counts & Co., Inc. and its predecessors, investment banking firms.

Peter A. Bassi     Director since 2002

Mr. Bassi, 55, is retired. From 1997 through 2004, he served as an officer, and ultimately Chairman, of Yum! Restaurants International, a division of Yum! Brands, Inc. Mr. Bassi serves a director of Blockbuster Inc.

Jane Scaccetti     Director since 2002

Ms. Scaccetti, 51, a CPA, has been a shareholder and principal of Drucker & Scaccetti PC, a private accounting firm, since 1990. Ms. Scaccetti serves as a director of Di Giorgio Corporation and Nutrition Management Services Company.

John T. Sweetwood     Director since 2002

Mr. Sweetwood, 57, is a principal and the President of Woods Investment, LLC, a private real estate investment firm. From 1995 through 2002, Mr. Sweetwood served as an officer, and ultimately the President of The Americas, of Six Continents Hotels, the hotel business of Six Continents PLC.

William Leonard     Director since 2002

Mr. Leonard, 57, is retired. From 1992 through 2004, Mr. Leonard served as an officer, and ultimately President & Chief Executive Officer and a director, of ARAMARK Corporation.

Lawrence N. Stevenson     Director since 2003

Mr. Stevenson, 48, is our Chairman & Chief Executive Officer. Prior to joining Pep Boys, Mr. Stevenson served for seven years as the Chief Executive Officer of Chapters, Canada’s largest book retailer.

M. Shân Atkins     Director since 2004

Ms. Atkins, 48, is Managing Director of Chetrum Capital LLC, a private investment firm. From 1996 through 2001, Ms. Atkins served as an officer, and ultimately as Executive Vice President—Strategic Initiatives, of Sears Roebuck & Co. Ms. Atkins serves as a director of Spartan Stores, Inc.

Robert H. Hotz     Director since February 25, 2005

Mr. Hotz, 60, is Senior Managing Director, Head of Investment Banking and a director of Houlihan Lokey Howard & Zukin. From 1997 through 2002, Mr. Hotz served with UBS Warburg, ultimately as Senior Vice Chairman. Mr. Hotz serves as a director of Universal Health Services, Inc. Our former Chairman, Bernard J. Korman, then an independent director, recommended Mr. Hotz to our Nominating and Governance Committee as a potential candidate for director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR”
EACH OF THESE NOMINEES FOR DIRECTOR

Corporate Governance

Our Board of Directors’ governance principles are embodied in our corporate Code of Ethics (applicable to all Pep Boys associates including our executive officers and directors), the Board of Directors Code of Conduct and the various Board committee charters, all of which are available for review on our website, www.pepboys.com. The information on our website is not part of this Proxy Statement. References to our website herein are intended as inactive textual references only.

Independence.    An independent director is one that is independent from management and is free from any relationship with Pep Boys that, in the opinion of the Board, would interfere in the exercise of independent judgment as a director. When forming such opinion, the Board considers, among other factors, the guidelines for independent directors promulgated by the New York Stock Exchange (NYSE). The independence of the outside directors is reviewed annually by the full Board. In accordance with NYSE guidelines, our Board consists of a majority of independent directors. In fact, our Chairman and Chief Executive Officer is the only inside director nominated for election. All Committees of the Board consist entirely of independent directors.

Communicating with the Board of Directors.    Security holders should address all communications to the full Board or an individual director to the attention of our corporate Secretary. Our corporate Secretary reviews all such communications to determine if they are related to specific products or services, are solicitations or otherwise relate to improper or irrelevant topics. All such improper communications receive a response in due course. Any communication directed to an individual director relating solely to a matter involving such director is forwarded to such director. Any communication directed to an individual director relating to a matter involving both such director and Pep Boys or the Board of Directors, as a whole, is forwarded to such director and the Chairman of the Board. The balance of the communications are forwarded to the Chairman of the Board. Except for improper communications, all security holder communications to the Board of Directors or an individual director received by the corporate Secretary are kept in confidence from management. These procedures were adopted unanimously by the independent directors.

Director Attendance at the Annual Meeting.    All Board members are strongly encouraged to attend the Annual Meeting of Shareholders. All nominees then standing for election attended the 2004 Annual Meeting.

Executive Sessions of the Independent Directors.    Our Presiding Director presides over all such sessions, which are held, at a minimum, immediately following all regularly scheduled Board meetings.

Personal Loans to Executive Officers and Directors.    Pep Boys currently has no personal loans extended to its executive officers or directors.

Meetings and Committees of the Board of Directors

The Board of Directors held seven meetings during fiscal 2004. During fiscal 2004, each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and all committee(s) on which such director served. The Board of Directors has standing Audit, Human Resources and Nominating and Governance Committees. All Committee members are “independent” as definded by the listing standards of the New York Stock Exchange.

Audit Committee.    Messrs. Leaman (chair), Hotz and Pryor and Messes. Atkins and Scaccetti are the current members of the Audit Committee. The Audit Committee reviews Pep Boys’ consolidated financial statements and makes recommendations to the full Board of Directors on matters concerning the audits of Pep Boys’ books and records. The Audit Committee met ten times during fiscal 2004.

Human Resources Committee. Messrs.    Leonard (chair), Bassi and Pryor are the current members of the Human Resources Committee. The Human Resources Committee recommends the compensation for all of Pep Boys’ officers and serves as the Board’s representative on all human resource matters directly impacting Pep Boys’ business performance. The Human Resource Committee met once during fiscal 2004.

Nominating and Governance Committee. Messrs.    Sweetwood (chair), Bassi and Strauss are the current members of the Nominating and Governance Committee. The Nominating and Governance Committee recommends candidates to serve on the Board and serves as the Board’s representative on all corporate governance matters. The Nominating and Governance Committee met five times during fiscal 2004.

Special Committee.    The Board appointed a special committee to consider the shareholder proposal regarding our Shareholder Rights Plan (Item 3) consisting of Ms. Atkins (chair) and Messrs. Hotz, Pryor and Sweetwood. This special committee met three times during fiscal 2005.

Can a shareholder nominate a candidate for director?

The Nominating and Governance Committee considers nominees recommended by our shareholders. Written recommendations should be sent to our offices located at 3111 West Allegheny Avenue, Philadelphia, PA 19132, Attention: Secretary. The recommendation should state the qualifications of the nominee to be considered.

A shareholder may also nominate candidates to be considered for election as directors at an upcoming shareholders’ meeting by timely notifying us in accordance with our By-laws. To be timely, a shareholder’s notice must be received at our principal executive offices not less than 50 nor more than 75 days prior to the date of the scheduled shareholders’ meeting. If the public announcement of the holding of the shareholders’ meeting was given less than 65 days prior to the date of such meeting, then a shareholder’s notice received at our principal executive offices within ten days of the date of such public announcement will be considered timely. The shareholder’s notice must also set forth all of the following information:

•	the name and address of the shareholder making the nomination

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the proposed nominee

•	the name of the proposed nominee

•	the proposed nominee’s principal occupation and employment for the past 5 years

•	a description of any other directorships held by the proposed nominee

•	a description of all arrangements or understandings between the nominee and any other person or persons relating to the nomination of, and voting arrangements with respect to, the nominee

How are candidates identified and evaluated?

Identification.    The Nominating and Governance Committee considers all candidates recommended by our shareholders, directors and senior management on an equal basis. The Nominating and Governance Committee’s preference is to identify nominees using our own resources, but has the authority to and will engage search firms(s) as necessary.

Qualifications.    The Nominating and Governance Committee evaluates each candidate’s judgment, diversity (age, gender, ethnicity, etc.) and professional background and experience, as well as, his or her independence from Pep Boys. Such qualifications are evaluated against our then current requirements, as expressed by the Chief Executive Officer, and the current make up of the full Board.

Evaluations.    Candidates are evaluated on the basis of their resume, third party references, public reputation and personnel interviews. Before a candidate can be be recommended to the full Board, such candidate must, at a minimum, have been interviewed by each member of the Nominating and Governance Committee and have met, in person, with at least one member of the Nominating and Governance Committee, the Presiding Director and the Chairman and Chief Executive Officer.

How are directors compensated?

Base Compensation. Each non-management director receives an annual director’s fee of $30,000. In addition, each committee chair receives $2,500, and the other committee members receive $1,500, for each committee meeting that such director attends. A director may elect to have all or a part of his or her director’s fees deferred. Amounts deferred receive a rate of return equal to the prime interest rate or the performance of Pep Boys Stock (represented by stock units), as elected by the director, and are paid at a later date chosen by the director at the time of deferral. A director who is also an employee of Pep Boys receives no additional compensation for service as a director.

Stock Options. The Pep Boys 1999 Stock Incentive Plan, or the 1999 Plan, provides for an automatic grant to non-management directors upon their initial election to the Board of Directors (or when initially serving as a non-management director) of:

•	options to purchase 2,500 shares of Pep Boys Stock for serving on the Board

•	options to purchase an additional 17,500 shares of Pep Boys Stock for serving as Chairman of the Board

•	options to purchase an additional 5,000 shares of Pep Boys Stock for each committee membership

•	options to purchase an additional 2,500 shares of Pep Boys Stock for each committee chair held

Additional grants are then made to non-management directors in accordance with this formula every four years.

The 1999 Plan also allows for discretionary grants of additional stock options or restricted stock to non-management directors upon the recommendation of the Chief Executive Officer.

Stock options granted to non-management directors are priced at the fair market value of Pep Boys Stock on the date of grant. Twenty percent of the stock options granted are exercisable immediately and an additional 20% become exercisable on each of the next four anniversaries of the grant date. The 1999 Plan is administered, interpreted and implemented by the Human Resources Committee of the Board of Directors.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviews Pep Boys’ financial statements and makes recommendations to the full Board of Directors on matters concerning the audits of Pep Boys’ books and records. Each committee member is “independent” as defined by the listing standards of the New York Stock Exchange. Messrs. Leaman (chair), Hotz and Pryor and Messes. Atkins are the current members of the Audit Committee. Ms. Scaccetti has been designated by the full Board as the Audit Committee Financial Expert as defined by SEC regulations. A written charter adopted by the full Board governs the activities of the Audit Committee. The charter is reviewed, and when necessary revised, annually. A copy of the current charter is posted on our website, www.pepboys.com, and is attached hereto as Appendix A.

Management has primary responsibility for Pep Boys’ internal accounting controls and financial reporting process. The Independent auditor is responsible for performing an independent audit of Pep Boys’ consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the U.S. and to issue a report as a result of such audit and to issue an attestation of Pep Boys internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee serves as a focal point for communication among the Board of Directors, the independent auditor, management and Pep Boys’ internal audit function, as the respective duties of such groups, or their constituent members, relate to Pep Boys’ financial accounting and reporting and to its internal controls.

In this context, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent auditor. These discussions included the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also reviewed and discussed with management, the internal auditors and the independent auditor management’s report, and the independent auditor’s attestation, on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also discussed with the independent auditor its independence from Pep Boys and its management, including the written disclosures submitted to the Audit Committee by the independent auditor as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based upon the discussions and reviews referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Pep Boys’ Annual Report on Form 10-K for the fiscal year ended January 29, 2005 filed with the SEC.

This report is submitted by the Audit Committee:

J. Richard Leaman, Jr. (Chairman) M. Shân Atkins Robert H. Hotz Malcolmn D. Pryor Jane Scaccetti

Independent Auditor’s Fees

The following table summarizes the aggregate fees billed to us by our independent auditors, Deloitte & Touche LLP.

Fiscal Year	2004	2003
Audit Fees	$891,810	$461,470
Audit-Related Fees	119,700	120,595
Tax Fees	242,328	169,880
All Other Fees	0	0
Total	$1,253,838	$751,945

Ratio of Tax Planning and Advice Fees to Audit Fees, Audit-Related Fees and Tax Compliance Fees	0.2:1	0.2:1

Audit Fees billed in fiscal 2004 and fiscal 2003 consisted of (i) the audit of our annual financial statements, (ii) the reviews of our quarterly financial statements and (iii) comfort letters, statutory and regulatory audits, consents and other services related to SEC matters. Our Audit Fees in fiscal 2004 additionally consisted of the audit of our internal controls over financial reporting.

Audit-Related Fees billed in fiscal 2004 and 2003 consisted of (i) financial accounting and reporting consultations, (ii) Sarbanes-Oxley Act Section 404 advisory services and (iii) employee benefit plan audits.

Tax Fees billed in fiscal 2004 and 2003 consisted of (i) tax compliance services in connection with tax audits and appeals and (ii) tax planning and advice rendered in connection with capitalization and depreciation of fixed assets.

The Audit Committee annually engages Pep Boys’ independent auditors and pre-approves, for the following fiscal year, their services related to the annual audit and interim quarterly reviews of Pep Boys’ financial statements and all reasonably related assurance and services. All non-audit services are considered for approval by the Audit Committee on an as-requested basis by Pep Boys. For fiscal 2004, the Audit Committee discussed the non-audit services with Deloitte & Touche LLP and management to determine that they were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and the American Institute of Certified Public Accountants. Following such discussions, the Audit Committee determined that the provision of such non-audit services by Deloitte & Touche LLP was compatible with maintaining their independence.

EXECUTIVE COMPENSATION

The following table shows the compensation earned, paid or accrued in each of the last three fiscal years to Pep Boys’ Chief Executive Officer, our three other executive officers in position at the end of fiscal 2004 and our former President & CFO. These executives are referred to herein as the “named executive officers.”

Summary Compensation Table

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Award ($)(a)	Securities Underlying Options (#)	All Other Comp. ($)(b)
Lawrence N. Stevenson	2004	900,000	305,200	999,151	125,000	315,268
Chairman & CEO(c)	2003	590,614	1,130,000	—	919,540	43,399

Hal Smith	2004	414,615	95,100	599,500	25,000	199,927	(e)
EVP – Merchandising	2003	206,922	190,000	—	150,000	303
& Marketing(d)

Mark L. Page	2004	360,493	54,100	59,950	2,500	19,018
SVP – Service Center	2003	343,077	242,880	—	15,000	4,350
Operations	2002	334,038	109,780	—	25,000	1,710

Harry F. Yanowitz	2004	326,654	74,200	359,700	15,000	71,313
SVP – CFO(f)	2003	181,393	221,000	—	125,000	13,869

George Babich, Jr.	2004	554,800	—	119,900	5,000	5,878,981	(h)
Former President &	2003	513,708	463,500	—	50,000	8,816
CFO(g)	2002	480,769	193,500	—	300,000	6,295

(a)	For fiscal 2004, represents the value of restricted stock units on their date of grant. All restricted stock units vest 20% on their date of grant and additional 20% on each of the next four anniversaries of the date of grant and receive dividend equivalents – for fiscal 2004: Stevenson $8,437; Smith – $5,063; Page – $506; Yanowitz – $3,038; and Babich $1,013. As of the end of fiscal 2004, the named executive officers held the following number of restricted stock units having the values indicated based on the closing market price of a share of Pep Boys’ Stock on January 28, 2005 ($16.50): Stevenson – 41,666 ($687,489); Smith – 25,000 ($412,500); Page – 2,500 ($41,250); and Yanowitz – 15,000 ($247,500).
(b)	For fiscal 2004 includes the following dollar amounts (i) contributed under the defined contribution portion of Pep Boys Executive Supplemental Retirement Plan: Stevenson – $246,150; Smith – $92,625; and Yanowitz – $49,850 (Mr. Page participates in the defined benefit portion of such plan, see “– Pension Plans.”); (ii) contributed (company match) under Pep Boys’ Deferred Compensation Plan: Stevenson – $61,040; Smith – $19,020; Page – $10,820; and Yanowitz – $14,840; (iii) contributed/distributed (company match) in connection with Pep Boys 401(k) Savings Plan: Stevenson – $6,500; Smith – $5,988; Page – $6,501; Yanowitz – $6,353; and Babich – $6,501; and (iv) representing group term life insurance premiums: Stevenson – $1,578; Smith – $2,624; Page – $1,697; Yanowitz – $270; and Babich – $1,827.
(c)	Mr. Stevenson joined Pep Boys effective April 28, 2003.
(d)	Mr. Smith joined Pep Boys effective August 1, 2003.
(e)	Also includes $79,670 for reimbursement of certain relocation expenses.
(f)	Mr. Yanowitz joined Pep Boys effective June 9, 2003.
(g)	Mr. Babich resigned on January 7, 2005.
(h)	Also includes $1,856,377 in contractual obligations, $1,014,276 in benefits due under Pep Boys Executive Supplemental Retirement Plan and $3,000,000 for the repurchase of outstanding stock options, paid to Mr. Babich in connection with his resignation.

Employment Agreements with the Named Executive Officers

Chief Executive Officer.    We have an employment agreement with Mr. Stevenson retaining him through April 28, 2006. The agreement automatically renews for successive one-year terms, unless either party provides a notice of non-renewal at least two months prior to its then scheduled expiration date. The agreement provides Mr. Stevenson with (i) a position consistent with the authority and responsibilities of a Chief Executive Officer, (ii) an annual base salary equal to or greater than $900,000, (iii) annual threshold, target and maximum bonus opportunities equal to 50%, 100% and 150%, respectively, of his base salary and (iv) benefits generally available to Pep Boys’ other senior officers. Upon termination of the agreement by Pep Boys “without cause” or by Mr. Stevenson “with good reason” (including following a change in control), Mr. Stevenson will continue to receive his base salary, target bonus and other benefits for the otherwise remaining term of the agreement and all of his then outstanding unvested equity grants will become fully vested. During his employment and for two years thereafter, Mr. Stevenson has agreed to customary covenants against competition.

Senior Vice President—Chief Financial Officer.    We have an employment agreement with Mr. Yanowitz retaining him through June 9, 2006. The agreement automatically renews for successive one-year terms, unless either party provides a notice of non-renewal at least two months prior to its then scheduled expiration date. The agreement provides Mr. Yanowitz with (i) a position consistent with the authority and responsibilities of a Senior Vice President, (ii) an annual base salary equal to or greater than $300,000, (iii) an annual target bonus opportunity equal to 45% of his base salary and (iv) benefits generally available to Pep Boys’ other senior officers. Upon termination of the agreement by Pep Boys “without cause” or by Mr. Yanowitz “with good reason” (including following a change in control), Mr. Yanowitz will continue to receive his base salary, target bonus and other benefits for the otherwise remaining term of the agreement and all of his then outstanding unvested equity grants will become fully vested. During his employment and for two years thereafter, Mr. Yanowitz has agreed to customary covenants against competition.

Change in Control Agreements.    We also have agreements with Messrs. Smith and Page that become effective upon a change in control of Pep Boys. Following a change in control, these employment agreements become effective for two years and provide these executives with a positions and responsibilities, base and incentive compensation and benefits equal or greater to those provided immediately prior to the change in control. In addition, we are obligated to pay any excise tax imposed by Section 4999 of the Internal Revenue Code (a parachute payment excise tax) on a change in control payment made to a named executive officer. A trust agreement has been established to better assure the named executive officers of the satisfaction of Pep Boys’ obligations under their employment agreements following a change in control.

Non-Competition Agreements.    In exchange for a severance payment equal to one year’s base salary upon the termination of their employment without cause, each of Messrs. Smith and Page has agreed to customary covenants against competition during their employment and for one year thereafter.

Stock Option Grants

The following table shows information about stock options granted to the named executive officers during fiscal 2004.

Stock Option Grants in Last Fiscal Year

	Individual Grants				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)(a)	% of Total Options Granted to Employees in Fiscal Year (%)(b)	Exercise or Base Price ($/Share)	Expiration Date	5% ($)	10% ($)
Lawrence N. Stevenson	125,000	50.6	23.42	03/03/11	1,191,786	2,777,369
Hal Smith	25,000	10.1	23.42	03/03/11	238,357	555,474
Mark L. Page	2,500	1.0	23.42	03/03/11	23,836	55,547
Harry F. Yanowitz	15,000	6.1	23.42	03/03/11	143,014	333,284
George Babich, Jr.	5,000	2.0	23.42	03/03/11	47,671	111,095

(a)	The stock options were granted at a price equal to the fair market value on the date of grant with 20% exercisable immediately and an additional 20% exercisable on each of the next four anniversaries of the grant date.
(b)	In fiscal 2004, options to purchase 247,250 shares of Pep Boys Stock were granted to 30 employees.

Stock Option Exercises and Holdings

The following table shows information about stock options exercised during fiscal 2004 by the named executive officers and the number and value of stock options held by them on January 29, 2005.

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Stock Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(a)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Lawrence N. Stevenson	—	—	392,816	651,724	2,868,965	4,303,447
Hal Smith	—	—	65,000	110,000	42,500	76,500
Mark L. Page	3,100	64,205	233,100	26,000	164,978	80,100
Harry F. Yanowitz	—	—	53,000	87,000	303,750	455,625
George Babich, Jr.	25,000	409,979	—	—	—	—

(a)	Based on the New York Stock Exchange composite closing price as published by Yahoo, Inc. for the last business day of fiscal 2004 ($16.50).

Human Resources Committee Interlocks and Insider Participation

None of the members of the Human Resources Committee is or has been our employee or has any other relationships of a nature required to be disclosed in this Proxy Statement.

Performance Graph

The following graph compares the cumulative total return on shares of Pep Boys Stock over the past five fiscal years with the cumulative total return on shares of companies in (1) the Standard & Poor’s SmallCap 600 Index and (2) an industry peer group including the following retail companies currently in the 600 Index: Aaron Rents, Cost Plus, Group 1 Automotive, Guitar Center, Hancock Fabrics, Haverty Furniture, Hibbett Sporting Goods, Jo-Ann Stores, Linens ’n Things, Movie Gallery, Select Comfort Corp, Sonic Automotive, TBC Corp, Tractor Supply and Zale Corp. The comparison assumes that $100 was invested in January 2000 in Pep Boys Stock and in each of the peer group indices and assumes reinvestment of dividends.

Comparison of Five-Year Cumulative Total Return Among Pep Boys,
the S&P 600 SmallCap Index and the S&P 600 Specialty Stores Group

Report of the Human Resources Committee of the Board of Directors on Executive Compensation

The Human Resources (formerly Compensation) Committee is comprised of three independent directors. The Human Resources Committee reviews and recommends to the Board of Directors compensation for the named executive officers and our other officers (those executives holding a Vice President or senior position). For fiscal year 2004, executive compensation consisted primarily of base salaries, bonuses, long-term incentives (options and restricted stock units or RSUs) and retirement plan contributions.

Base Salary. Base salaries are reviewed annually to properly reflect the experience, performance and scope of responsibility of the executives and to ensure that the salaries are at levels that are appropriate to attract and retain high quality individuals. The Human Resources Committee recommended, and the full Board of Directors approved, the increases in the base salaries of the named executive officers to their fiscal 2004 levels based upon subjective determinations taking into account these criteria.

Bonuses. The Human Resources Committee is empowered to effectuate, administer and interpret the Annual Incentive Bonus Plan. Such power includes the authority to amend, extend or terminate the plan including the ability to change award periods and determine the timing of bonus payments. The Human Resources Committee establishes the bonus targets, performance goals and any other measures necessary to meet the objectives of the Annual Incentive Bonus Plan.

In order to determine the bonuses to be granted under the plan for the upcoming fiscal year, the Human Resources Committee annually selects the categories to be used to measure Pep Boys’ (and commencing with fiscal 2005, the named executive officers’ performance), sets target performance levels for each chosen category and establishes the relative weight to be given to each chosen category. For fiscal 2004, the Human Resources Committee selected earnings per share, gross sales and gross profit as the categories to be used to measure our performance.

For fiscal 2004, the Chief Executive Officer’s bonus was based solely upon Pep Boys’ performance. The other named executive officers’ bonuses were based both upon Pep Boys’ performance and the executive’s individual performance. Pep Boys’ performance is measured by comparing the Company’s actual performance to the performance targets established by the Human Resources Committee for the applicable fiscal year. Individual performance is measured by evaluating an executive’s performance against previously established goals for the executive and his areas of responsibility for the applicable fiscal year. The Human Resources Committee recommended, and the full Board of Directors approved, bonus payments to each of the named executive officers, other than Mr. Babich who resigned during fiscal 2004, on account of their service during fiscal 2004.

Long-Term Incentives. Pep Boys believes that compensation through equity grants directly aligns the interests of management with that of its shareholders—long-term growth in the price of Pep Boys Stock. The Stock Incentive Plans allow for the grant of non-qualified and incentive stock options at exercise prices equal to the fair market value of Pep Boys Stock on the date of grant and the grant of restricted stock units or RSUs. In fiscal 2004, Messrs. Stevenson, Smith, Page and Yanowitz were granted non-qualified granted stock options and RSUs to reflect their individual performances during fiscal 2003. All of the stock options expire seven years from the date of grant and become exercisable in 20% installments over four years beginning on the date of grant. All of the RSUs vest in 20% increments over four years beginning on the date of grant. The Human Resources Committee recommended, and the full Board of Directors approved, all such equity grants.

Retirement Plans. In order to assist with discrimination testing and benefit our non-officer employees, in fiscal 2004, we further limited the contributions our officers could make under our 401(k) Savings Plan as well as company matching contributions for the benefit of our officers. In order to assist our officers with their retirement savings, we adopted a non-qualified deferred compensation plan that allows them to defer up to 20% of their annual salary and 100% of their annual bonus. In order to further encourage share ownership and more directly align the interests of management with that of its shareholders, the first 20% of an officer’s bonus deferred into Pep Boys Stock is matched by us on a one-for-one basis with Pep Boys stock that vests over three years. The shares required to satisfy distributions of voluntary bonus deferrals and the accompanying match in Pep Boys Stock are issued under the Stock Incentive Plans.

In order to minimize the uncertainty associated with our obligations under our defined benefit Executive Supplemental Retirement Plan, or SERP (see “—Pension Plans—Executive Supplemental Retirement Plan”), that are required to be accounted for using certain actuarial assumptions, in fiscal 2004, we made certain amendments to the SERP. The defined benefit portion of the SERP provides a retirement benefit based upon a participant’s years of service and average compensation, which benefit (and our resulting obligation) is not fixed until the participant’s retirement. To minimize this uncertainty, participation in the defined benefit portion of the SERP was frozen for all unvested and new SERP participants. Unvested participants were given the opportunity to waive their frozen accrued defined benefits in exchange for the right to receive future defined contributions under the SERP. Officers who waived their frozen accrued defined benefits and future officers receive fixed annual contributions to a retirement account maintained under the SERP based upon their age and then current compensation. Vested participants remain in the defined benefit portion of the SERP and continue to accrue additional benefits. Of the named executive officers, Messrs. Stevenson, Smith and Yanowitz participate in the defined contribution portion of the SERP, while Mr. Page participates in the defined benefit portion of the SERP.

Tax Matters. Generally, annual compensation payable to executive officers must not exceed $1 million in the aggregate during any year to be fully deductible under Section 162(m) of the Internal Revenue Code. The 1999 Plan is structured with the intention that stock option grants thereunder qualify as “performance based” compensation that is not subject to the $1 million deductibility limit under Section 162(m). In addition, in fiscal 2004, the Annual Incentive Bonus Plan was amended to have bonuses payable to executive officers thereunder qualify as “performance based” compensation that is not subject to the $1 million deductibility limit under Section 162(m). However, in order to effectively compete for the acquisition and retention of top executive talent, Pep Boys believes that it must have the flexibility to pay salary and bonus compensation that may not be fully deductible under Section 162(m). Accordingly, the Human Resources Committee retains the authority to authorize payments that may not be deductible under Section 162(m) if it believes that such payments are in the best interests of Pep Boys and its shareholders. All compensation earned by the named executive officers, other than the Chief Executive Officer, for fiscal 2004 was fully deductible.

This report is submitted by the Human Resources Committee:

William Leonard (Chairman) Peter A. Bassi Malcolmn D. Pryor

Pension Plans

Qualified Defined Benefit Pension Plan. We have a qualified defined benefit pension plan for all employees hired prior to February 2, 1992. Future benefit accruals on behalf of all participants were frozen under this plan as of December 31, 1996. Benefits payable under this plan are calculated based on the participant’s compensation (base salary plus accrued bonus) over the last five years of the participant’s employment by Pep Boys and the number of years of participation in the plan. Benefits payable under this plan are not subject to deduction for Social Security or other offset amounts. The maximum annual benefit for any employee under this plan is $20,000.

The following table shows the benefits available, at normal retirement age, accrued to the named executive officers eligible to participate under the qualified defined benefit pension plan.

Name	Annualized Benefit($)
Mark L. Page	$19,162

Executive Supplemental Retirement Plan. As discussed above, our SERP includes a defined benefit portion for certain participants. Mr. Page is the only named executive officer participating in the defined benefit portion of the SERP. Benefits paid to a participant under the qualified defined pension plan will be deducted from the benefits otherwise payable under the SERP. Except as described in the immediately preceding sentence, benefits under the SERP are not subject to deduction for Social Security or other offset amounts. Benefits under the SERP generally vest after four years of participation.

Normal retirement defined benefits are based upon the average compensation (base salary plus accrued bonus) of an executive during the five years that yield the highest benefit. The annual death benefit is equal to 50% of the participant’s base salary on the date of his death, payable until the later of 15 years immediately following the date of death or the participant’s normal retirement date. This plan also provides for a lump sum distribution of the present value of a participant’s accrued defined benefits following termination of employment in connection with a change in control of Pep Boys. A trust agreement has been established to better assure the executive officers of the satisfaction of Pep Boys’ obligations under this plan following a change in control.

Aggregate Benefit Under Both Plans. The following chart shows, based on the highest average compensation for the appropriate time period, the approximate aggregate annual benefit under both plans, commencing at the employee’s normal retirement date (age 65 under the SERP) and generally payable:

•	for unmarried participants, at 100% (of the amounts specified below) for the longer of ten years or life

•	for married participants, at 100% during the participant’s life and at 50% during the participant’s surviving spouse’s life

The maximum years of service for which a participant will receive credit under the pension plans is 25.

Pension Plan Table

	Estimated Annual Retirement Income ($) Years of Service
Average Included Compensation	5	10	15	20	25
400,000	40,000	80,000	120,000	160,000	200,000
600,000	60,000	120,000	180,000	240,000	300,000
800,000	80,000	160,000	240,000	320,000	400,000
1,000,000	100,000	200,000	300,000	400,000	500,000
1,200,000	120,000	240,000	360,000	480,000	600,000
1,400,000	140,000	280,000	420,000	560,000	700,000
1,600,000	160,000	320,000	480,000	640,000	800,000
1,800,000	180,000	360,000	540,000	720,000	900,000

Mr. Page, the only named executive officer currently participating under the defined benefit portion of the SERP, is credited with 25 years of service thereunder.

(ITEM 2)        PROPOSAL TO APPROVE THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Deloitte & Touche LLP to serve as our independent auditors with respect to the consolidated financial statements of Pep Boys and its subsidiaries for fiscal 2005. Deloitte & Touche LLP served as our independent auditors for fiscal 2004.

A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions of shareholders.

If the shareholders do not ratify the appointment of Deloitte & Touche LLP, other independent auditors recommended by the Audit Committee will be considered by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR”
THE APPROVAL OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS

(ITEM 3)        SHAREHOLDER PROPOSAL REGARDING OUR SHAREHOLDER RIGHTS PLAN

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278 has notified us that he intends to introduce the following resolution at the meeting:

“RESOLVED: Redeem or Vote Poison Pill. Shareholders ask our Board of Directors to redeem any poison pill, unless such poison pill is approved by the affirmative vote of holders of a majority of shares present and voting as a separate ballot item, to be held as soon as may be practicable.

John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, Calif. 90278 submitted this proposal topic for the third consecutive year.

74% Yes – Vote

We as shareholders repeatedly voted in support of this topic:

Year	Rate of Support
2003	68%
2004	74%

61% Yes – Vote

This topic also won an impressive 61% yes-vote at 50 major companies in 2004. The Council of Institutional Investors www.cii.org whose members have invested $3 trillion, recommends:

•	Adoption of this proposal topic.

•	Adoption of proposals, which wins one majority shareholder vote. We have given our Board two unanswered majority votes on this topic.

Institutional Shareholder Services Takes Hard Line Against Poison Pills

ISS, the nation’s largest proxy-advisor firm, recommended against “dead hand” poison pills like ours at Pep Boys. Such “dead hand” pills can be altered only by the directors who first established them.

CBS MarketWatch, Dec. 8, 2004

Pills Entrench Current Management

Poison pills entrench the current management, even when it’s doing a poor job. Poison pills water down shareholders’ votes and deprive them of a meaningful voice.

“Take on the Street” by Arthur Levitt, SEC Chairman, 1993-2001

The Potential of an Offer Can Motivate Our Directors

Hectoring directors to act more independently is a poor substitute for the bracing possibility that shareholders could sell the company out from under its present management.

Wall Street Journal, Feb. 24, 2003

Progress Begins with a First Step

I believe that the reason for the above RESOLVED step is reinforced by viewing our overall corporate governance, which is not impeccable. For instance in 2004 it was reported (and concerns are highlighted):

•	The Corporate Library, an independent investment research firm in Portland, Maine rated our company: “D” in CEO Compensation “D” in Shareholder Responsiveness

•	Our board failed to respond affirmatively to our 68% and 74% shareholder votes in 2003 and 2004 on the same topic as this proposal.

•	We had no Independent Chairman – independence concern.

•	The chairman of our key Audit Committee owned only 2,000 shares – after 13 years to accumulate stock as a director.

•	Our Chairman was allowed to hold 4 director seats each – over extension concern.

•	One Director had 34 years tenure – independence concern.

•	2002 CEO pay of $6 million including stock option grants. Source: Executive Pay Watch Database, http://www.aflcio.org/corporateamerica/paywatch/ceou/database.cfm

•	If CEO pay is excessive – concern that our board is weak in CEO oversight.

•	Our Board had no formal governance policy.

Stock Value

If a poison pill makes our stock difficult to sell – our stock may have less value.

Redeem or Vote Poison Pill
Yes on 3”

PEP BOYS’ STATEMENT IN OPPOSITION TO THE FOREGOING SHAREHOLDER PROPOSAL

The Board of Directors originally adopted our Shareholder Rights Plan in December 1987 and renewed and updated it in December 1997 to protect and maximize the value of every shareholder’s investment in Pep Boys. In response to Mr. Chevedden’s previously submitted proposals, the Board of Directors re-evaluated our Shareholder Rights Plan and consulted with outside counsel before determining that its maintenance remained in the best interest of our shareholders.

In response to this year’s proposal, the Board of Directors appointed a special committee of independent Directors to evaluate our Shareholder Rights Plan. To assist in its evaluation, the Committee consulted with outside counsel and our primary investment bankers. The Committee’s evaluation included a thorough evaluation of the plan, as a whole, and each of its operative provisions in the context of the current mergers & acquisitions environment, other abusive takeover protections present or available to us and those protections utilized by our peer group.

Our Shareholder Rights Plan is designed to strengthen the Board’s ability, in the exercise of its fiduciary duties, to protect our shareholders against abusive takeover tactics and to ensure that each shareholder is treated fairly in any transaction involving a change in control of Pep Boys. The Shareholder Rights Plan does not prevent potential purchasers from making offers that would be in the best interest of our shareholders, nor is it a deterrent to a shareholder’s initiation of a proxy contest. Instead, it encourages any potential purchaser to negotiate directly with the Board of Directors, who is in the best position to evaluate the adequacy and fairness of a proposed offer on behalf of all shareholders.

In response to Mr. Chevedden’s specific supporting statements for the shareholder proposal, many of which are factually incorrect, you should be aware of the following:

While the Board of Directors recognizes that shareholders have previously voted in favor of the recommendation that Pep Boys should not maintain our Shareholder Rights Plan unless such maintenance is submitted to a shareholder vote, the Board of Directors does not believe that such recommendation is in the best interest of all of its shareholders. Instead, submitting our Shareholder Rights Plan to a shareholder vote would allow potential purchasers to greatly influence the outcome of any such vote in a manner that would benefit the potential purchaser at the expense of other shareholders.

Our Shareholder Rights Plan does not contain a so-called “dead hand” provision that can only be amended or redeemed by those directors who first established the plan. In fact, our Shareholder Rights Plan provides for its amendment or redemption, at any time, by our “Independent Directors” (those Directors not affiliated with the potential acquirer).

Pep Boys is proud of its long-standing commitment to our shareholders’ best interests and corporate governance, demonstrated, by the fact that:

•	all of our directors, except our Chief Executive Officer, are independent

•	all committees of the Board of Directors consist solely of independent directors

•	all directors are subject to re-election annually

•	we have been active in adding new and diversified experience to our Board – seven new members since 2002

•	we have adopted formal Codes of Ethics and Conduct, as posted on our website

•	we have appointed an “independent” Presiding Director

The Board of Directors is charged to consider and protect each and every one of its shareholders, not a select few. For the foregoing reasons, the Board of Directors continues to believe that the Shareholder Rights Plan is one of several initiatives that it has adopted to ensure that the best interests of all shareholders are protected and that our Shareholder Rights Plan should be retained.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“AGAINST”
THE FOREGOING SHAREHOLDER PROPOSAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% Holders to file initial reports of ownership and reports of changes in ownership of Pep Boys Stock. Based solely upon a review of copies of such reports, we believe that during fiscal 2004, our directors, executive officers and 10% Holders complied with all applicable Section 16(a) filing requirements.

COST OF SOLICITATION OF PROXIES

The expense of the solicitation of the proxies, including the cost of preparing and distributing material, the handling and tabulation of proxies received and charges of brokerage houses and other institutions in forwarding such documents to beneficial owners, will be paid by us. In addition to the mailing of the proxy materials, solicitations may be made in person or by telephone by our directors, officers or employees or independent parties engaged to solicit proxies.

PROPOSALS OF SHAREHOLDERS

All proposals which any shareholder wishes to present at the 2006 Annual Meeting and to have included in the next Board of Directors’ proxy materials relating to that meeting must be received no later than December 24, 2005. Such proposals should be sent to:

Pep Boys
3111 West Allegheny Avenue
Philadelphia, PA 19132
Attention: Secretary

Our by-laws provide an alternative procedure for submitting shareholder proposals. While a shareholder proposal submitted in accordance with the following procedures may be presented at a meeting, such proposal is not required to be included in any Board of Directors’ proxy materials relating to that meeting. In order to present an item of business at a shareholders’ meeting, a shareholder’s notice must be received by us not less than 50 nor more than 75 days prior to the date of the scheduled shareholders’ meeting. If the public announcement of the holding of the shareholders’ meeting was given less than 65 days prior to the date of such meeting, then a shareholder’s notice received by us within ten days of the date of such public announcement will be considered timely. The shareholder’s notice should be sent to:

Pep Boys
3111 West Allegheny Avenue
Philadelphia, PA 19132
Attention: Secretary

The shareholder’s notice shall set forth all of the following information:

•	the name and address of the shareholder

•	a representation that the shareholder intends to appear in person or by proxy at the meeting

•	a general description of each item of business proposed to be brought before the meeting

The presiding officer of the meeting may refuse to consider any business attempted to be brought before any shareholder meeting that does not comply with these procedures.

ANNUAL REPORT ON FORM 10-K

WE WILL PROVIDE, FREE OF CHARGE, UPON THE WRITTEN REQUEST OF ANY PERSON SOLICITED BY THE PROXY STATEMENT, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OUR MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO:

Pep Boys
3111 West Allegheny Avenue
Philadelphia, PA 19132
Attention: Secretary

APPENDIX A

PEP BOYS—MANNY, MOE & JACK
AUDIT COMMITTEE CHARTER

The Board of Directors of The Pep Boys — Manny, Moe & Jack (“Company”) has adopted this updated Charter for its Audit Committee (“Committee”) effective for its fiscal year commencing January 30, 2005.

I.	COMPOSITION

The Committee shall be comprised of at least three (3) non-management directors designated by the Board of Directors, each of whom shall be generally knowledgeable in financial and auditing matters, as determined by the Board of Directors, and shall otherwise comply with the independence requirements of the New York Stock Exchange, Inc. In addition, at least one member of the Committee must have accounting or related financial management expertise, as determined by the Board of Directors. One member shall be appointed Committee Chairman by the Board of Directors. The Committee and its Chairman immediately prior to the adoption of this Charter shall continue to serve in those capacities until the Board of Directors determines otherwise.

II.	AUTHORITY

The Committee is authorized to carry out the responsibilities set forth in this Charter and any other assignments requested by the Board of Directors. The Committee shall have full access to the Company’s books, records, facilities and personnel (including, without limitation, direct access to the Company’s internal auditor) to carry out its responsibilities and is authorized to retain persons or entities having special competence to assist the Committee in fulfilling its responsibilities, after notice to the Chairman of the Board or Chief Executive Officer. The Committee shall have access to the Company’s outside counsel for advice and information.

III.	PURPOSE

The Committee shall assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company, and the sufficiency of auditing relating thereto. The Committee is to serve as a focal point for communication among the Board of Directors, the Company’s independent auditors and management, as the respective duties of such groups, or their constituent members, relate to the Company’s financial accounting and reporting and to its internal controls.

The Committee is not intended to be part of the Company’s operational or managerial decision making process. The Company’s management, and not the Committee or the independent auditors, is responsible for producing the Company’s financial statements and reports and for instituting and maintaining internal controls. The independent auditors are responsible for attesting to the fair presentation of the financial statements in accordance with generally accepted accounting principles and upon the adequacy of the Company’s internal controls.

IV.	MEETINGS

4.1  Number. The Committee is to meet at least four times per year, and as many other times as the Board of Directors, the Committee or the Committee Chairman deems necessary. The Committee may meet or otherwise take action in the same manner or manners as may the Board of Directors.

4.2  Attendance. The Committee or the Chairman of the Committee may request that member(s) of management and representatives of the independent auditors be present at meetings of the Committee as well as outside experts or counsel, if appropriate.

4.3  Minutes. Minutes of each Committee Meeting are to be prepared and sent to Committee members.

V.	SPECIFIC DUTIES

The Audit Committee is to perform the following duties:

5.1  Communication. Inform the independent auditors and management that they may communicate with the Committee, directly or through its Chairman, at any time with respect to any matters which he or she reasonably believes are related to the Committee’s responsibilities.

5.2  Internal Controls. Review with management and the independent auditors the Company’s policies and procedures to seek assurance as to the adequacy of internal controls.

5.3  Annual Audit Process.

(a)  Selection of Independent Auditors. Inquire as to the independence of the independent auditors and obtain from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the Company. In addition, the Committee shall review the extent of non-audit services, including without limitation any management consultant and other fee arrangements, provided by the independent auditors in relation to the objectivity needed in the independent audit and recommend that the Board of Directors take appropriate action in response to the independent auditors’ written statement to satisfy the Board of Directors as the independent auditors’ independence. Determine Committee’s recommendation to the Board of Directors on whether to retain or replace the independent auditors. Conduct, with management, the selection process in the event the independent auditors are to be replaced. The independent auditors shall be accountable to the Committee and the Board of Directors.

(b)  Scope of Audit. Discuss with management and the independent auditors and approve, prior to the commencement of the audit, the scope and general extent of the independent auditors’ audit examination, including review of their engagement letter and the costs and fees for the audit. The Committee should be provided by the independent auditors with an explanation of the factors considered by the auditors in determining the audit scope, including, among other things, the attestation of the assessment of internal controls.

(c)  Post-Audit Review. Subsequent to the completion of the audit for the last fiscal year, the Committee should conduct a post-audit review which shall include a review of the independent auditors’ report to the Committee, and management’s response thereto (including private meetings with the independent auditors as appropriate); and a review with management and the independent auditors of any matters relating to the audit, the financial statements for the fiscal year and the assessment of internal controls that may be of interest to the Committee in fulfilling its obligation to oversee the financial reporting process for which management is responsible.

5.4  Financial Reporting.

(a)	Annual Report.

(i)Upon or near completion of the annual audit, review with management and the independent auditors, the proposed audited financial results for the fiscal year and the assessment of internal controls, prior to their release to the public. This review should encompass, among other things, the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the Company’s accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements and assessment of internal controls in the Company’s Annual Report on Form 10-K.

(ii)  The completed financial statements of the Company, including notes to the financial statements and management’s discussion and analysis and its assessment of internal controls, will be circulated to the members of the Audit Committee as part of the Company’s annual report on Form 10-K, in advance of filing the Form 10-K with the SEC, to enable members of the Audit Committee to discuss with management and the independent auditors any questions arising in connection with their review of those financial statements and the assessment of internal controls.

(b)  Quarterly Reports. Review with management and the independent auditors, the proposed unaudited financial results and assessment of internal controls for the applicable fiscal quarter, prior to their release to the public. The results of such reviews shall be reported and reviewed at each quarterly meeting of the Board of Directors. Management is expected to inform the Committee in advance of any proposed significant changes in accounting or financial reporting practices or of any other unusual events that could have a significant impact on the Company’s quarterly financial statements.

(c)  Proxy Statement. In accordance with the regulations promulgated by the SEC, prepare and submit to management any reports required to be included in the Company’s Proxy Statement for the applicable fiscal year.

5.5  Whistleblower Line. Oversee the Company’s maintenance of an anonymous telephone hotline for the reporting by all of the Company’s employees of employee dishonesty, theft, embezzlement, fraudulent refunding or merchandise handouts and questionable accounting or auditing activities.

5.6  Audit Committee Charter. Review and update the Committee’s charter annually

ANNUAL MEETING OF SHAREHOLDERS OF

THE PEP BOYS - MANNY, MOE & JACK

June 8, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote FOR all of the nominees.					The Board of Directors recommends a vote FOR Item 2.
1. Election of Directors:		(ONLY mark circles to withhold authority,				FOR	AGAINST	ABSTAIN
☐		NOMINEES: See Instructions below)		2.	To approve the appointment of Deloitte &	☐	☐	☐
	FOR ALL NOMINEES		Benjamin Strauss		Touche LLP as the Company’s independent
			Malcolmn D. Pryor		auditors.
☐	WITHHOLD AUTHORITY		Peter A. Bassi
	FOR ALL NOMINEES		Jane Scaccetti		The Board of Directors recommends a vote AGAINST Item 3.
			John T. Sweetwood			FOR	AGAINST	ABSTAIN
☐	FOR ALL EXCEPT		William Leonard	3.	Shareholder Proposal regarding our Shareholder	☐	☐	☐
	(See instructions below)		Lawrence N. Stevenson		Rights Plan.
			M. Shân Atkins
			Robert H. Hotz

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee
	you wish to withhold, as shown here:		˜

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder			Date:	Signature of Shareholder			Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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THE PEP BOYS –– MANNY, MOE & JACK

Annual Meeting of Shareholders – To Be Held June 8, 2005
THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoint(s) Harry F. Yanowitz, Brian D. Zuckerman, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the The Pep Boys–Manny, Moe & Jack that the undersigned would be entitled to vote if personally present at the 2005 Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED.  IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR PROPOSAL NUMBER 2, AGAINST PROPOSAL NUMBER 3, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(Continued and to be signed on the reverse side)

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